Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and notes thereto present the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021. An unaudited pro forma condensed combined balance sheet for 2021 has not been presented as the acquisition has already been fully reflected in the consolidated balance sheet. The unaudited pro forma condensed combined financial information (“pro formas”) was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, in order to give effect to the Acquisition (as defined and described below) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. All amounts herein are denominated in U.S. dollars unless indicated otherwise.

On September 13, 2021, Spire Global, Inc. (“Spire”) and exactEarth Ltd. (“exactEarth”) each entered into an Arrangement Agreement (“Agreement”) for Spire to acquire exactEarth for a combination of cash and Spire stock (“Acquisition”). The Acquisition was consummated on November 30, 2021 (“Acquisition Date”). All deferred stock unit (“DSUs”) awards of exactEarth were settled for $4.1 million following the consummation of the Acquisition with cash from the purchase consideration. Immediately prior to the consummation of the Acquisition, all other outstanding equity awards of exactEarth were converted to outstanding shares of common stock of exactEarth, as described further in Note 1 to the following unaudited pro forma condensed combined financial information and notes thereto. In connection with the Acquisition, each outstanding share of exactEarth common stock was exchanged for 0.1 shares of Spire common stock and $1.95505 in cash. Holders of exactEarth common stock received cash in lieu of fractional shares. As a result of the Acquisition, former exactEarth common stockholders, restricted share unit (“RSU”) holders and stock option holders, together, received $102.3 million in cash and 5,230,167 in shares of Spire common stock. The total consideration for the Acquisition was $131.9 million, comprised of (i) $109.6 million in cash and (ii) 5,230,167 in shares of Spire common stock valued at $22.3 million based on the closing trading price of Spire common stock as of the Acquisition Date. Of the $109.6 million paid in cash, $3.3 million related to acquisition fees of exactEarth paid by Spire upon the closing of the Acquisition. Of the $131.9 million total consideration for the Acquisition, $129.0 million was allocated to the net assets acquired and $2.9 million was treated as post-combination expense as described further in the notes to the following unaudited pro forma condensed combined financial information and notes thereto.

The unaudited pro formas should be read in conjunction with and are based on the following as adjusted to give effect to the Acquisition:

•	Spire’s audited consolidated financial statements for the year ended December 31, 2021, together with related notes; and

•	exactEarth’s audited consolidated financial statements for the year ended October 31, 2021, together with related notes.

The pro forma information below includes the exactEarth unaudited condensed statement of operations for the two months ended September 30, 2021, which was derived from exactEarth’s audited consolidated financial statements for the year ended October 31, 2021.

Under this approach, one year of exactEarth’s historical statements of operations are included in the pro forma financial information through the following: (i) one month of historical exactEarth operations included in Spire’s audited consolidated financial statements for the year ended December 31, 2021, (ii) nine months included in exactEarth’s unaudited condensed consolidated financial statement for the nine months ended July 31, 2021, and (iii) two months included in exactEarth’s unaudited condensed statement of operations for the two months ended September 30, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 (“pro forma statement of operations”) gives effect to the Acquisition as if it occurred on January 1, 2021. Due to differences in each reporting entity’s fiscal year end, the pro forma statement of operations includes the year ended December 31, 2021 for Spire, the nine months ended July 31, 2021 for exactEarth and the two months ended September 30, 2021 for exactEarth. The unaudited pro forma condensed combined financial information has been adjusted to include Acquisition adjustments, which reflect the application of the accounting required by generally

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accepted accounting principles in the United States (“U.S. GAAP”), applying the effects of the Acquisition to exactEarth’s historical consolidated financial statements. Certain non-recurring charges have been and may continue to be incurred in connection with the Acquisition, including among others, financial advisors, legal services and professional accounting services. These charges could affect the future results of Spire in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond 12 months from the Acquisition Date. Accordingly, the pro forma statement of operations for the year ended December 31, 2021 reflects the effects of these non-recurring transaction charges as the pro forma statement of operations has been prepared giving effect to the Acquisition as if it had been consummated on January 1, 2021. The pro forma statement of operations excludes any estimated impact of non-recurring integration costs or benefits from the Acquisition, including potential synergies that may be derived in future periods.

The allocation of the purchase price has not been finalized, mainly due to the period of time between the acquisition of exactEarth and the date of this filing, and is based upon the best available information at the current time. The final determination of the fair values of the customer relationships, other intangible assets and investment in Myriota acquired is dependent upon certain valuation and other studies that have not yet been finalized, and will be completed as soon as practicable, but no later than one year after the consummation of the acquisition of exactEarth. For the preliminary estimate of fair values of assets acquired and liabilities assumed, Spire used customary valuation methods, including the income, market and cost approaches.

The Acquisition and the related adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial information. In the opinion of Spire’s Management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not purport to be indicative of the combined company’s results of operations of the combined company that would have occurred if the Acquisition had been completed on the dates indicated, nor are they indicative of the combined company’s results of operations that may be expected for any future period or date.

Spire Global, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

				Transaction Accounting Adjustments
($in thousands, except per share amounts)	Spire Historical for the Year Ended December 31, 2021	exactEarth for the Nine Months Ended July 31, 2021 (US GAAP) Note 2	exactEarth for the Two Months Ended September 30, 2021 (US GAAP) Note 2	Acquisition	Note 3	Accounting Policy & Reclassification Adjustments	Note 4	Total Pro Forma Combined
Revenue	$43,375	$13,717	$3,339	$(865)	a	$—		$59,566
Cost of revenue	18,720	7,448	1,764	6,262	b	—		34,395
				201	c

Gross profit	24,655	6,269	1,575	(7,328)		—		25,171

Operating expenses								—
Research and development	31,615	—	—	260	c	751	a	32,626
Sales and marketing	20,387	—	—	—		889	b	24,473
				2,999	b			—
				198	c			—
General and administrative	40,479	—	—	—		8,557	b	53,820
				170	b			—
				599	c			—
				3,888	d			—
Selling, general and administrative	—	6,204	3,242	—		(9,446)	b	—
Product development and research and development	—	621	130	—		(751)	a	—
Depreciation and amortization	—	258	163	(421)	b	—		—

Total operating expenses	92,481	7,083	3,535	7,693		—		110,919
Loss from operations	(67,826)	(814)	(1,960)	(15,021)		—		(85,748)
								—
Interest income	23	34	7	—		—		64
Interest expense	(11,417)	(287)	—	—		—		(11,704)
Change in fair value of contingent earnout liability	67,026	—	—	—		—		67,026
Change in fair value of warrant liabilities	(1,600)	—	—	—		—		(1,600)
Foreign exchange (loss) gain	—	(403)	(113)	—		516	c	—

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				Transaction Accounting Adjustments
($in thousands, except per share amounts)	Spire Historical for the Year Ended December 31, 2021	exactEarth for the Nine Months Ended July 31, 2021 (US GAAP) Note 2	exactEarth for the Two Months Ended September 30, 2021 (US GAAP) Note 2	Acquisition	Note 3	Accounting Policy & Reclassification Adjustments	Note 4	Total Pro Forma Combined
Other income (expense), net	(5,021)	(29)	(112)	(876)	e	(516)	c	(6,554)
Total other income (expense), net	49,011	(685)	(218)	(876)		—		47,232
Loss before income taxes	(18,815)	(1,499)	(2,178)	15,897		—		(38,516)
Income tax (benefit) provision	497	87	32	—		—		616

Net loss	$(19,312)	$(1,586)	$(2,210)	$(15,897)		$—		$(39,132)

Weighted average shares outstanding of Class A common stock	62,137,434			4,785,961	f			66,923,395

Basic and diluted net loss per share (Class A common stock)	$(0.31)							$(0.58)

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

On September 13, 2021, Spire Global, Inc. (“Spire”) and exactEarth Ltd. (“exactEarth”) each entered into an Arrangement Agreement (“Agreement”) for Spire to acquire exactEarth for a combination of cash and Spire stock (“Acquisition”). The Acquisition was consummated on November 30, 2021 (“Acquisition Date”). All deferred stock unit (“DSUs”) awards of exactEarth were settled for $4.1 million following the consummation of the Acquisition with cash from the purchase consideration. Immediately prior to the consummation of the Acquisition, all other outstanding equity awards of exactEarth were converted to outstanding shares of common stock of exactEarth, as described further in Note 3 to the following unaudited pro forma condensed combined financial information and notes thereto. In connection with the Acquisition, each outstanding share of exactEarth common stock was exchanged for 0.1 shares of Spire common stock and $1.95505 in cash. Holders of exactEarth common stock received cash in lieu of fractional shares. As a result of the Acquisition, former exactEarth common stockholders, restricted share unit (“RSU”) holders and stock option holders, together, received $102.3 million in cash and 5,230,167 in shares of Spire common stock. The total consideration for the Acquisition was $131.9 million, comprised of (i) $109.6 million in cash and (ii) 5,230,167 in shares of Spire common stock valued at $22.3 million based on the closing trading price of Spire common stock as of the Acquisition Date. Of the $109.6 million paid in cash, $3.3 million related to acquisition fees of exactEarth paid by Spire upon the closing of the Acquisition. Of the $131.9 million total consideration for the Acquisition, $129.0 million was allocated to the net assets acquired and $2.9 million was treated as post-combination expense as described further in the notes to the following unaudited pro forma condensed combined financial information and notes thereto.

The unaudited pro formas should be read in conjunction with and are based on the following as adjusted to give effect to the Acquisition:

•	Spire’s audited consolidated financial statements for the year ended December 31, 2021, together with related notes; and

•	exactEarth’s audited consolidated financial statements for the year ended October 31, 2021, together with related notes.

The pro forma information below includes the exactEarth unaudited condensed statement of operations for the two months ended September 30, 2021, which was derived from exactEarth’s audited consolidated financial statements for the year ended October 31, 2021. Under this approach, one year of exactEarth’s historical statements of operations are included in the pro forma financial information through the following: (i) one month of historical exactEarth operations included in Spire’s audited consolidated financial statements for the year ended December 31, 2021, (ii) nine months included in exactEarth’s unaudited condensed consolidated financial statements for the nine months ended July 31, 2021, and (iii) two months included in exactEarth’s unaudited condensed statement of operations for the two months ended September 30, 2021.

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The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 (“pro forma statement of operations”) gives effect to the Acquisition as if it occurred on January 1, 2021. Due to differences in each reporting entity’s fiscal year end, the pro forma statement of operations includes the year ended December 31, 2021 for Spire, the nine months ended July 31, 2021 for exactEarth and the two months ended September 30, 2021 for exactEarth. The unaudited pro forma condensed combined financial information has been adjusted to include Acquisition adjustments, which reflect the application of the accounting required by generally accepted accounting principles in the United States (“U.S. GAAP”), applying the effects of the Acquisition to exactEarth’s historical consolidated financial statements. Certain non-recurring charges have been and may continue to be incurred in connection with the Acquisition, including among others, financial advisors, legal services and professional accounting services. These charges could affect the future results of Spire in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond 12 months from the Acquisition Date. Accordingly, the pro forma statement of operations for the year ended December 31, 2021 reflects the effects of these non-recurring transaction charges as the pro forma statement of operations has been prepared giving effect to the Acquisition as if it had been consummated on January 1, 2021. The pro forma statement of operations excludes any estimated impact of non-recurring integration costs or benefits from the Acquisition, including potential synergies that may be derived in future periods.

The allocation of the purchase price has not been finalized, mainly due to the period of time between the acquisition of exactEarth and the date of this filing, and is based upon the best available information at the current time. The final determination of the fair values of the customer relationships, other intangible assets and investment in Myriota acquired is dependent upon certain valuation and other studies that have not yet been finalized, and will be completed as soon as practicable, but no later than one year after the consummation of the acquisition of exactEarth. For the preliminary estimate of fair values of assets acquired and liabilities assumed, Spire used customary valuation methods, including the income, market and cost approaches.

exactEarth’s historical consolidated financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, which differs in certain respects from U.S. GAAP. Adjustments were made to exactEarth’s historical consolidated financial statements to estimate the conversion from IFRS to U.S. GAAP as well as reclassifications to conform exactEarth’s historical presentation to Spire’s accounting presentation.

exactEarth’s financial statements were presented in Canadian dollars. Accordingly, the following historical exchange rates were used to translate exactEarth’s financial statements and calculate certain adjustments to the pro forma financial information from Canadian dollars (CAD $) to U.S. dollars ($). These exchange rates may differ from future exchange rates which would have an impact on the pro forma financial information and would also impact the final purchase price consideration upon consummation of the Acquisition.

Average daily closing exchange rate for the nine months ended July 31, 2021:	$0.7947/CAD $
Average daily closing exchange rate for the two months ended September 30, 2021:	$0.7919/CAD $
Average daily closing exchange rate for the eleven months ended September 30, 2021:	$0.7942/CAD $
Average daily closing exchange rate for the one month ended December 31, 2021:	$0.7812/CAD $

The historical financial statements of Spire and exactEarth have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to the accounting for the Acquisition under U.S. GAAP. The unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with Spire as the acquiror of exactEarth. ASC 805 requires, among other things, that the assets and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined financial information, the purchase consideration in the Acquisition has been allocated to the assets acquired and liabilities assumed of exactEarth based upon Spire Management’s preliminary estimate of their fair values as of the Acquisition Date.

In the opinion of Spire’s Management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not purport to be indicative of the combined company’s results of operations of the combined company that would have occurred if the Acquisition had been completed on the dates indicated, nor are they indicative of the combined company’s results of operations that may be expected for any future period or date.

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Certain of exactEarth’s historical amounts have been reclassified to conform to Spire’s financial statement presentation, as described further in Note 4.

The accounting policies under U.S. GAAP used in the preparation of the unaudited pro forma condensed combined financial information are those set forth in Spire’s audited consolidated financial statements for the year ended December 31, 2021.

The accounting policies of exactEarth under IFRS are as described in Note 2 to its historical consolidated financial statements.

The preliminary conversion of the exactEarth consolidated financial statements from IFRS to U.S. GAAP, including the impact of conforming to U.S. GAAP accounting policies as applied by Spire, and the translation from Canadian dollar amounts into U.S. dollars is discussed further in Note 2 below.

For Spire, the Acquisition is deemed a nontaxable transaction and as such, the historical tax basis of the acquired assets and assumed liabilities, and other tax attributes of exactEarth carryover to Spire. Historically, exactEarth has recorded a valuation allowance against its net Canada and U.K. deferred tax assets. The deferred tax liability as a result of this Acquisition would be a future source of income to use against exactEarth’s deferred tax assets. As a result, the deferred tax liability from the Acquisition would be fully offset by historical deferred tax assets of exactEarth. For purposes of the pro forma financial information, a valuation allowance continues to be reflected against the remaining exactEarth’s net Canada and U.K. deferred tax assets due to the uncertainty surrounding realization. For purposes of the pro forma financial information, no adjustment to tax expense or benefit has been reflected since (i) a valuation allowance has been reflected against exactEarth net of Canada and U.K. deferred tax assets and (ii) no current tax liabilities are expected to be incurred due to exactEarth’s historical net operating loss and credit carryforwards. Because of the valuation allowance on remaining deferred tax assets after pro forma adjustments, there is no tax provision expense adjustment reflected in the unaudited pro forma condensed combined financial information.

Purchase Price

Total consideration transferred in the Acquisition was $131.9 million, of which $129.0 million is attributable to the purchase price and $2.9 million will be recorded in the post-combination financial statements. The unaudited pro forma condensed combined financial information reflects the preliminary allocation of the purchase consideration to exactEarth’s identifiable net assets acquired. The preliminary allocation of purchase consideration in this unaudited pro forma condensed combined financial information is based upon a purchase price of $129.0 million. The calculation of the purchase price related to the Acquisition is as follows:

(in thousands, except share amounts)
exactEarth share purchase at November 30, 2021 (1)	5,230,167
Total value of Spire shares issued (2)	$22,333
Total cash consideration paid (3)	109,592
Post-combination expense (4)	(2,972)

Total purchase consideration	$128,953

1)

Represents 49,846,220 exactEarth common shares outstanding as of the Acquisition Date, or 4,984,225 Spire shares, combined with exactEarth common shares issued in relation to the replacement awards. These include 1,000,471 common shares for the effective net-share settlement of outstanding exactEarth stock options that were in-the-money as of the Acquisition Date, or 100,047 Spire shares, and 1,459,034 exactEarth common shares for outstanding restricted share units, or 145,895 Spire common shares.

2)	The total value of Spire shares issued was based on 5,230,167 shares of Spire common stock at a closing price of $4.27 on the Acquisition Date.
3)

The cash portion of the purchase consideration transferred is comprised of the following: (i) $1.95505 for each share of outstanding exactEarth common stock (49,846,220 shares), (ii) $1.95505 for each share of outstanding exactEarth common stock issued in exchange for the vested and unvested net-share settled in-the-money stock options based on exactEarth’s share reference price as defined in the Agreement (1,000,471 shares), (iii) $1.95505 for each share of outstanding exactEarth common stock issued in exchange for the vested and unvested RSUs (1,459,034 RSUs), (iv) $2.4224 for each DSU (1,684,088 DSUs), (v) payment in lieu of fractional shares $1,943, and (vi) $3.3 million of exactEarth acquisition fees paid by Spire upon the closing of the Acquisition.

4)

As discussed below, $2.9 million was treated as post-combination expense in connection with the replacement of exactEarth’s outstanding equity awards. This amount has been reflected in Spire’s audited consolidated financial statements for the year ended December 31, 2021.

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Treatment of exactEarth Equity Awards

exactEarth Stock Options

Upon closing of the Acquisition, each outstanding stock option of exactEarth that was in-the-money, vested or unvested, was net share-settled and exchanged for one fully vested share of exactEarth’s common stock which was immediately converted to one share of Spire’s common stock at a conversion rate of 0.1. This resulted in accelerated vesting for some stock options. Each holder also received $1.95505 per share of exactEarth common stock in cash. All stock options out-of-the-money were cancelled.

Exchanges of share-based payment awards in conjunction with a business combination are modifications of share-based payment awards in accordance with ASC Topic 718, Share-based Payments. Based on Management’s assessment of the modification and the provisions of ASC 805, incorporating exactEarth and Spire’s closing stock prices and the Canadian dollar to U.S. dollar conversion rate on the Acquisition Date, $1.3 million relating to pre-combination service was treated as purchase consideration and $1.0 million relating to post-combination service was immediately expensed in the post-combination financial statements.

exactEarth RSUs

Upon closing of the Acquisition, vesting of all exactEarth outstanding restricted stock unit awards was accelerated and each RSU was exchanged for one fully vested share of exactEarth common stock which was immediately converted to one share of Spire’s common stock at a conversion rate of 0.1. Each RSU holder also received $1.95505 per share of exactEarth common stock in cash.

Based on Management’s assessment of the modification and the provisions of ASC 805, incorporating exactEarth and Spire’s closing stock prices and the Canadian dollar to U.S. dollar conversion rate on the Acquisition Date, $1.8 million relating to pre-combination service was treated as purchase consideration and $1.7 million relating to post-combination service was immediately expensed in the post-combination financial statements.

exactEarth DSUs

All DSUs were fully vested upon initial issuance by exactEarth. Subsequent to the closing of the Acquisition, each DSU was cash-settled for $2.4224.

Based on Management’s assessment of the modification and the provisions of ASC 805, incorporating exactEarth and Spire’s closing stock price and the Canadian dollar to U.S. dollar conversion rate on the Acquisition Date, $3.9 million relating to pre-combination service was treated as purchase consideration and $0.2 million relating to post-combination service was immediately expensed in the post-combination financial statements.

Note 2. Adjustments to exactEarth’s Financial Statements

The financial information below illustrates the impact of estimated adjustments made to exactEarth’s historical financial statements prepared in accordance with IFRS, in order to present them on a basis consistent with Spire’s accounting presentation and policies under U.S. GAAP.

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Unaudited Adjusted exactEarth Ltd. Statement of Operations

For the Nine Months Ended July 31, 2021 (In thousands)

		Reclassifications and IFRS to U.S. GAAP Adjustments (in Canadian Dollars)
	Historical exactEarth Ltd. IFRS (in Canadian Dollars)	Leases	Note 2	Convertible Debentures	Note 2	Data rights	Note 2	SIF Loan	Note 2	exactEarth Ltd. U.S. GAAP (in Canadian Dollars)	exactEarth Ltd. U.S. GAAP (in $)
Revenue	$17,262	$—		$—		$—		$—		$17,262	$13,717
Cost of revenue	8,439	—		—		681	c	252	d	9,372	7,448
Gross profit	8,823	—		—		(681)		(252)		7,890	6,269

Selling, general and administrative	7,688	120	a	—		—		—		7,808	6,204
Product development and research and development	781	—		—		—		—		781	621
Depreciation and amortization	525	(115)	a	—		(85)	c	—		325	258

Income (loss) from operations	(171)	(5)		—		(596)		(252)		(1,023)	(814)

Other expense	(36)	—		—		—		—		(36)	(29)
Foreign exchange (loss) gain	(507)	—		—		—		—		(507)	(403)
Interest income	43	—		—		—		—		43	34
Interest expense	(703)	(5)	a	198	b	—		149	d	(361)	(287)

Total other expenses	(1,203)	(5)		198		—		149		(861)	(685)

Income tax expense	109	—		—		—		—		109	87

Net income (loss)	$(1,483)	$(10)		$198		$(596)		$(103)		$(1,993)	$(1,586)

Unaudited Adjusted exactEarth Ltd. Statement of Operations

For the Two Months Ended September 30, 2021 (In thousands)

		Reclassifications and IFRS to U.S. GAAP Adjustments (in Canadian Dollars)
	Historical exactEarth Ltd. IFRS (in Canadian Dollars)	Leases	Note 2	Data rights	Note 2	SIF Loan	Note 2	exactEarth Ltd. U.S. GAAP (in Canadian Dollars)	exactEarth Ltd. U.S. GAAP (in $)
Revenue	$4,216	$—		—				$4,216	$3,339
Cost of revenue	1,995	—		152	c	81	d	2,228	1,764

Gross profit	2,221	—		(152)		(81)		1,988	1,575
Selling, general and administrative	4,068	26	a	—		—		4,094	3,242
Product development and research and development	164	—		—		—		164	130
Depreciation and amortization	250	(25)	a	(19)	c	—		206	163

Income (loss) from operations	(2,261)	(1)		(133)		(81)		(2,476)	(1,960)

Other expense	(141)	—		—		—		(141)	(112)
Foreign exchange (loss) gain	(143)	—		—		—		(143)	(113)
Interest income	9	—		—		—		9	7
Interest expense	(38)	1	a	—		37	d	—	—

Total other expenses	(313)	1		—		37		(275)	(218)

Income tax expense	41	—		—		—		41	32

Net income (loss)	$(2,615)	$—		$(133)		$(44)		$(2,792)	$(2,210)

a. Leases

Under IFRS 16, Leases, exactEarth recorded a right of use (“ROU”) asset, lease liability and associated ROU asset depreciation as well as lease interest expense related to their headquarters lease in Cambridge, Ontario. As Spire accounts for leases under ASC 840, Leases, and since the lease would be classified as an operating lease, the ROU asset, depreciation and lease liabilities are removed upon the Acquisition. The difference between the ROU asset less depreciation and the lease liability is due to the effects of the straight line depreciation method and effective interest method being used. This difference is reconciled with adjustments to lease expense.

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b. Convertible Debentures

Under IAS 32, Financial Instruments: Presentation, exactEarth evaluated the terms of the convertible debentures and determined that the instrument contained both a liability and an equity component. The liability component of the convertible debentures was measured at the fair value of a similar liability that does not have an associated equity conversion feature. The equity component was allocated to the residual difference between the fair value of the compound instrument (total proceeds) and the liability component. Based on the contractual terms of the instrument, under U.S. GAAP, no separation between liability and equity is required and the total proceeds were allocated entirely to the liability component and the equity component was therefore eliminated. The loan amount was increased to the amount of cash received for the purpose of recalculating the related interest expense using the updated effective rate of interest. The interest expense adjustments were reflected in the statement of operations for the year ended December 31, 2021. The convertible debentures were fully converted in February 2021.

c. L3 Harris Technologies, Inc. Data License

In accordance with IAS 38, Intangible Assets (“IAS 38”), initial costs incurred to acquire exclusive access rights to data generated from satellites were capitalized by exactEarth. Under U.S. GAAP, the substance of the arrangement is considered to be a hosting arrangement where payments were made in advance to have access to data delivered through the cloud. These payments are not eligible for capitalization under Intangibles – Goodwill and Other–Internal-Use Software (Subtopic 350-40) (“ASC 350-40”) and should be treated as costs incurred under service contracts which are either expensed as incurred or recorded as prepaid expenses to the extent they are paid in advance. The amount originally capitalized under IAS 38 was significantly reduced as a result of impairment charges recognized in prior years. The impairment charges were reversed since the initial costs paid are accounted as prepayment under US GAAP. Accordingly, the amortization expense relating to the intangible asset was reversed in the pro forma statement of operations for the year ended December 31, 2021 and amortization of the prepayments have been recorded to cost of revenue in accordance with ASC 350-40. The amortization period reflects the term of the hosting arrangement.

d. Strategic Innovation Fund Loan (“SIF”)

Under IAS 20, Accounting for Government Grants and Disclosure, exactEarth initially measured low-interest or interest-free loans from a government at fair value and subsequently recognized interest expense on the loan under the effective interest method. The difference between the fair value at inception and the loan proceeds received was recorded as a government grant. The grant portion was split between operating costs and capital costs based on the costs to which the loan related. The grant related to capital costs was recognized as a reduction to the carrying amount of an eligible asset and realized over the life of the asset as reduced amortization expense. The grant related to operating costs was recognized in cost of revenue. Under U.S. GAAP, loans from a government should be considered as a debt instrument and interest may not be imputed on low-interest or interest-free government loans. Therefore, the loan amount has been increased to the amount of cash received and the subsequent interest expense and reduction to cost of revenue have been eliminated to conform with U.S. GAAP.

Note 3. Pro Forma Adjustments Related to the Acquisition

a. Revenue

As part of the assignment of fair values, the contract liabilities of exactEarth were revalued, resulting in a corresponding reduction to revenue of $1.2 million over a one-year period. Of this $1.2 million adjustment to revenue, $0.3 million was recognized in Spire’s audited consolidated financial statements for the year ended December 31, 2021. The remaining $0.9 million was treated as a pro forma adjustment in the pro forma statement of operations for the year ended December 31, 2021.

b. Depreciation and Amortization of Acquired Assets

Based on the estimated fair values and useful lives of identifiable, amortizable intangible assets and property and equipment, depreciation and amortization has been included in the pro forma statement of operations for the year ended December 31, 2021.

($ in thousands)	Pro Forma Adjustment	One month of exactEarth included in Spire Historical for the Year Ended December 31, 2021
Amortization of identifiable definite lived intangible assets included in cost of revenue	$3,385	$308
Amortization of identifiable definite lived intangible assets included in sales and marketing	2,999	273
Depreciation of property and equipment included in general and administrative	170	15

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($ in thousands)	Pro Forma Adjustment	One month of exactEarth included in Spire Historical for the Year Ended December 31, 2021
Depreciation of property and equipment included in cost of revenue	2,877	257
Total calculated depreciation and amortization	$9,431	$853

Less: exactEarth’s historical depreciation and amortization (1)	421
Pro forma adjustment to depreciation and amortization	$9,010

(1)

The total calculated depreciation and amortization above is based on the estimated fair values and useful lives of identifiable, amortizable intangible assets and property and equipment acquired in the Acquisition. exactEarth’s historical depreciation and amortization were based on pre-Acquisition values and useful lives, and therefore removed from the unaudited condensed consolidated statement of operations for the nine months ended July 31, 2021 and two months ended September 30, 2021 to determine the pro forma adjustment.

c. Retention Bonuses

In relation to the Acquisition, Spire distributed $1.5 million in retention bonuses to exactEarth employees for continued service for a certain period of time post-Acquisition. The bonuses amortize over a six-month period and are treated as post-combination compensation expense. The full amount of expense for the retention bonuses, including applicable employer payroll tax, has been reflected in the pro forma statement of operations for the year ended December 31, 2021.

($ in thousands)	Pro Forma Adjustment	One month of exactEarth included in Spire Historical for the Year Ended December 31, 2021
Cost of revenue	$201	$40
Sales and marketing	198	40
General and administrative	599	120
Research and development	260	52

Total	$1,258	$252

d. Transaction Costs

Total transaction costs of $9.8 million were incurred in connection with the Acquisition. Of this $9.8 million in transaction costs, (i) $4.7 million was recorded to general and administrative expenses in Spire’s audited consolidated financial statements for the year ended December 31, 2021, (ii) $1.2 million was included in general and administrative expenses in exactEarth’s unaudited condensed statements of operations for the nine months ended July 31, 2021 and two months ended September 30, 2021, and (iii) the remaining $3.9 million was included as a pro forma adjustment to general and administrative expenses in the pro forma statement of operations for the year ended December 31, 2021. These transaction costs consist primarily of financial advisor fees, legal fees and professional accounting fees. It is assumed that these costs will not affect the combined statement of operations beyond one year after the closing date of the Acquisition.

e. Investment in Myriota

exactEarth historically applied the equity method of accounting to account for their investment in Myriota Pty Ltd (“Myriota”). The carrying value of the investment in Myriota was $0 in exactEarth’s balance sheet as of the opening of exactEarth’s fiscal year 2021, which represented historical cost less exactEarth’s share of Myriota losses. There was no loss recorded in exactEarth’s historical statement of operations for the nine months ended July 31, 2021. A loss of $0.1 million has been recognized in exactEarth’s unaudited condensed statement of operations for the two months ended September 30, 2021 due to an additional investment in Myriota made by exactEarth during October 2021. As part of the assignment of fair values, the total investment in Myriota was valued as of the Acquisition Date, resulting in an increase to the carrying value of the investment. This increase reflects the difference resulting from application of the equity method of accounting and fair value method of accounting, as required under ASC 805.

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exactEarth’s share of Myriota’s losses for the year ended December 31, 2021 was $1.0 million. Of this $1.0 million share of equity investment loss, $0.1 million was recorded to other income (expense), net in Spire’s audited consolidated financial statements for the year ended December 31, 2021. The remaining $0.9 million has been included as a pro forma adjustment to other income (expense), net in the pro forma statement of operations for the year ended December 31, 2021.

f. Weighted Average Shares Outstanding of Class A Common Stock

In connection with the Acquisition, 5,230,167 shares of Spire Class A common stock were issued. To give effect to the Acquisition as if it had occurred on January 1, 2021 for purposes of the pro forma statement of operations, the Spire shares of Class A common stock issued as part of the purchase consideration will be deemed outstanding for the twelve months ended December 31, 2021 for purposes of determining the pro forma weighted average shares outstanding calculation which is included in pro forma basic and diluted net loss per share. Provided that the Acquisition Date was one month prior to December 31, 2021, a weighted average 444,206 shares outstanding were included in Spire’s audited consolidated financial statements for the year ended December 31, 2021. The remaining 4,785,961 shares were reflected as a pro forma adjustment in the pro forma statement of operations.

Note 4. Mapping and Policy Alignment Adjustments Related to the Acquisition

Except for the differences in reporting frameworks as described in Note 2 above, Spire Management has determined that there were no significant accounting policy differences between Spire and exactEarth and, therefore, no adjustments are necessary to conform exactEarth financial statements to the accounting policies as applied by Spire in the preparation of the unaudited pro forma condensed combined financial information. This conclusion is subject to change as further assessment is performed and finalized for purchase accounting.

Certain historical balances of the Spire and exactEarth financial statement line items (“FSLI”) were reclassified to conform to the combined company presentation of the unaudited pro forma condensed combined financial information, as presented above. These reclassifications have no effect on previously reported income (losses) of Spire and exactEarth.

a.

exactEarth’s product development and research and development expense of $0.8 million for the eleven months ended September 30, 2021, previously disclosed as a separate FSLI on exactEarth’s statements of operations, was reclassified to the research and development expense FSLI.

b.

exactEarth’s selling, general and administrative expenses of $9.4 million for the eleven months ended September 30, 2021 were reclassified to the sales and marketing and general and administrative expense FSLIs based on the nature of the expenses.

c.

exactEarth’s foreign exchange (loss) gain of $0.5 million for the eleven months ended September 30, 2021, previously disclosed as a separate FSLI on exactEarth’s statement of operations, was reclassified to the other income (expense), net FSLI.

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